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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 33-35276, No. 33-64798, No. 333-32135, No. 333-17061, and No. 333-20589) of Nationwide
Health Properties, Inc. of our report dated October 15, 1998, with respect to the Pro Forma Statements of Income of the Acquired Properties (as listed in Item 5 of the Current Report on Form 8-K) included in the Current Report on Form 8-K dated October 16, 1998, filed with the Securities and Exchange Commission.


                                                             ARTHUR ANDERSEN LLP


Orange County, California
October 16, 1998